UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square
2005 Market Street, 39th Floor
Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

As part of its previously announced efforts to review strategic alternatives to maximize shareholder value, on April 28, 2026, Passage Bio, Inc. (the “Company”) announced a restructuring of its workforce (the “Restructuring Plan”) to decrease its operating expenses by reducing the workforce by approximately 75%.

The implementation of the Restructuring Plan should be substantially complete in the second and third quarters of 2026. Impacted employees are eligible to receive severance benefits. These severance benefits are contingent upon an impacted employee’s execution (and non-revocation) of a severance agreement, which includes a general release of claims against the Company.

The Company expects that the aggregate severance and exit costs for the Restructuring Plan will be approximately $3.3 million, which will be recorded primarily in the second quarter of 2026. The cost that the Company expects to incur in connection with the Restructuring Plan is subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Restructuring Plan as well as the Company’s review of strategic alternatives.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to: statements related to the expected costs associated with termination benefits and the financial impact of the restructuring and the reduction in workforce, our evaluation of strategic alternatives, and the entry into or completion of any strategic alternative transaction,. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “continue,” “could,” “should,” “target,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: uncertainties inherent in strategic review processes, such as the risk that no suitable strategic alternative will be identified or consummated; and the other risks and uncertainties that are described in the Risk Factors section in documents the company files from time to time with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: April 28, 2026	By:	/s/ Kathleen Borthwick
Kathleen Borthwick
Chief Financial Officer